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                                                                    EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     GENZYME CORPORATION, SAMMY MERGER CORP.

                                 AND FOCAL, INC.

                          -----------------------------

                           Dated as of April 25, 2001

                          -----------------------------

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
      SECTION 1       - THE MERGER...............................................................................1

         1.1      The Merger.....................................................................................1

         1.2      Effective Time.................................................................................1

         1.3      Effects of the Merger..........................................................................1

         1.4      Certificate of Incorporation and By-Laws.......................................................1

         1.5      Directors and Officers.........................................................................2

         1.6      Conversion of Common Stock.....................................................................2

         1.7      Company Options, Warrants and Purchase Rights..................................................3

         1.8      Closing of the Company Transfer Books..........................................................4

         1.9      Exchange of Certificates.......................................................................4

         1.10     No Liability...................................................................................5

         1.11     Lost Certificates..............................................................................5

         1.12     Withholding Rights.............................................................................6

         1.13     Distributions with Respect to Unexchanged Shares...............................................6

         1.14     Further Assurances.............................................................................6

         1.15     Purchase of Common Stock.......................................................................6

      SECTION 2       - REPRESENTATIONS AND WARRANTIES OF COMPANY................................................6

         2.1      Organization and Qualification.................................................................6

         2.2      Authority to Execute and Perform Agreements....................................................7

         2.3      Capitalization and Title to Shares.............................................................7

         2.4      Company Subsidiaries and Company Joint Ventures................................................8

         2.5      SEC Reports....................................................................................9

         2.6      Financial Statements...........................................................................9

         2.7      Absence of Undisclosed Liabilities.............................................................9

         2.8      Absence of Adverse Changes....................................................................10

         2.9      Compliance with Laws..........................................................................10

         2.10     Actions and Proceedings.......................................................................11

         2.11     Contracts and Other Agreements................................................................11

         2.12     Intellectual Property.........................................................................12

         2.13     Insurance.....................................................................................13

         2.14     Commercial Relationships......................................................................13

         2.15     Tax Matters...................................................................................13

         2.16     Employee Benefit Plans........................................................................15

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

         2.17     Employee Relations............................................................................17

         2.18     Environmental Matters.........................................................................18

         2.19     No Breach.....................................................................................19

         2.20     Board Approvals...............................................................................20

         2.21     Financial Advisor.............................................................................21

         2.22     Proxy Statement and Registration Statement....................................................21

      SECTION 3       - REPRESENTATIONS AND WARRANTIES OF PARENT................................................21

         3.1      Organization and Qualification................................................................21

         3.2      Authority to Execute and Perform Agreement....................................................22

         3.3      Capitalization................................................................................22

         3.4      SEC Reports...................................................................................23

         3.5      Financial Statements..........................................................................23

         3.6      Actions and Proceedings.......................................................................23

         3.7      Intellectual Property.........................................................................23

         3.8      No Breach.....................................................................................24

         3.9      Proxy Statement and Registration Statement....................................................24

         3.10     Interim Operations of Merger Sub..............................................................24

         3.11     Absence of Undisclosed Liabilities and Adverse Changes........................................24

      SECTION 4       - COVENANTS AND AGREEMENTS................................................................25

         4.1      Conduct of Business...........................................................................25

         4.2      Corporate Examinations and Investigations.....................................................27

         4.3      Expenses......................................................................................28

         4.4      Authorization from Others.....................................................................28

         4.5      Further Assurances............................................................................28

         4.6      Preparation of Disclosure Documents...........................................................28

         4.7      Public Announcements..........................................................................29

         4.8      Affiliate Letters.............................................................................30

         4.9      Nasdaq Listings...............................................................................30

         4.10     No Solicitation...............................................................................30

         4.11     Notification of Certain Matters...............................................................31

         4.12     Registration of Certain Shares................................................................31

         4.13     Company 401(k) Plan...........................................................................31

         4.14     Directors and Officers Insurance Policy.......................................................31

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
         4.15     Employee Benefit Matters......................................................................32

         4.16     Voting of Common Stock........................................................................32

         4.17     Proxy Solicitor...............................................................................33

      SECTION 5       - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER..........33

         5.1      Stockholder Approval..........................................................................33

         5.2      Registration Statement........................................................................33

         5.3      Absence of Order..............................................................................33

         5.4      Regulatory Approvals..........................................................................33

      SECTION 6       - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO CONSUMMATE
                      THE MERGER................................................................................33

         6.1      Representations, Warranties and Covenants.....................................................33

         6.2      Corporate Certificates........................................................................34

         6.3      Secretary's Certificate.......................................................................34

         6.4      Consents......................................................................................34

         6.5      Appraisal Rights..............................................................................34

      SECTION 7       - CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY TO CONSUMMATE THE MERGER..............34

         7.1      Representations, Warranties and Covenants.....................................................34

         7.2      Corporate Certificate.........................................................................35

         7.3      Clerk's Certificate...........................................................................35

      SECTION 8       - TERMINATION, AMENDMENT AND WAIVER.......................................................35

         8.1      Termination...................................................................................35

         8.2      Effect of Termination.........................................................................37

         8.3      Termination Fee and Expense Reimbursement.....................................................37

         8.4      Amendment.....................................................................................37

         8.5      Waiver........................................................................................38

      SECTION 9       - MISCELLANEOUS...........................................................................38

         9.1      No Survival...................................................................................38

         9.2      Notices.......................................................................................38

         9.3      Entire Agreement..............................................................................39

         9.4      Governing Law.................................................................................39

         9.5      Binding Effect; No Assignment; No Third-Party Beneficiaries...................................39


         9.6      Section Headings, Construction................................................................39

         9.7      Counterparts..................................................................................40

         9.8      Severability..................................................................................40

         9.9      Submission to Jurisdiction; Waiver............................................................40

         9.10     Enforcement...................................................................................40

         9.11     Rules of Construction.........................................................................40

         9.12     Waiver of Jury Trial..........................................................................40

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 25, 2001 is among Genzyme Corporation ("Parent"), a Massachusetts corporation, Sammy Merger Corp. ("Merger Sub"), a Delaware corporation, and Focal, Inc. (the "Company"), a Delaware corporation. The parties wish to effect a business combination through a merger (the "Merger") of Merger Sub with and into the Company on the terms and conditions set forth herein.

                                 R E C I T A L S

         As a condition to, and concurrently with, the execution of this Agreement, certain Company stockholders have executed and delivered to Parent stockholder voting agreements (the "Voting Agreements").

         In consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                             SECTION 1 - THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company. The Merger shall occur at the Effective Time (as defined herein). Following the Merger, the Company shall continue as the surviving corporation (sometimes referred herein as the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. The name of the Surviving Corporation shall be "Focal, Inc."

         1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be filed and recorded in accordance with the DGCL, and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time on the day of such filing as is specified in the Certificate of Merger (the "Effective Time"). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming the foregoing. The date on which the Closing occurs is referred to herein as the "Closing Date," and, unless the parties otherwise agree, shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Sections 5, 6 and 7 (other than delivery of items to be delivered at the Closing).

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL.

         1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and By-Laws of Merger Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter changed as provided therein or by applicable law.

         1.5 DIRECTORS AND OFFICERS.

             (a) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case, until the earlier of his or her resignation or removal or otherwise ceasing to be a director or officer, as the case may be, or until his or her respective successor is duly elected and qualified.

             (b) Each current director of the Company shall submit his or her resignation at the Closing to be effective at the Effective Time.

         1.6 CONVERSION OF COMMON STOCK

             (a) MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any action on the part of Parent or the Company:

                 (i) Subject to payment of cash in lieu of fractional shares as provided below, each share of Company Common Stock outstanding immediately prior to the Effective Time, other than shares held by the Company as treasury stock and shares held by Parent, Merger Sub, or any other wholly-owned subsidiary of Parent (including those shares purchased by Parent pursuant to Section 1.15), shall be cancelled and extinguished and automatically converted into and become the right to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio. The Exchange Ratio shall equal 0.1545.

         "Company Common Stock" shall mean the common stock, $0.01 par value per share, of the Company, together with an associated purchase right (the "Right") under the Company Rights Plan (as defined in Section 2.20(c)).

         "Parent Common Stock" shall mean Genzyme Biosurgery Division Common Stock, $0.01 par value per share, together with an associated Genzyme Biosurgery Division Common Stock Purchase Right under Genzyme's Second Amended and Restated Renewed Rights Agreement (the "Genzyme's Rights Plan").

                 (ii) If prior to the Effective Time there is a change in the number of issued and outstanding shares of Parent Common Stock as the result of reclassification, subdivision, recapitalization, stock split (including reverse stock split) or stock dividend, the Exchange Ratio shall be equitably adjusted to give effect to such event.

                 (iii) The shares of Parent Common Stock issuable pursuant to this Section 1.6, together with cash payments in lieu of fractional shares pursuant to Section 1.6(b), are referred to collectively as the "Merger Consideration."

             (b) NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of fractional shares, each stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock hereunder (after aggregating all fractional shares to be received by such stockholder), shall receive, without interest, an amount in cash (rounded to the nearest whole cent) determined by multiplying such fraction by the average of the high and low per share trading prices of Parent Common Stock as reported by the Nasdaq National Market on the trading day on which the Effective Time occurs.

             (c) CANCELLED STOCK. All shares of Company Common Stock held at the Effective Time by the Company as treasury stock or by Parent, Merger Sub or another wholly-owned subsidiary of Parent shall be cancelled and extinguished and no payment shall be made with respect thereto.

             (d) MERGER SUB STOCK. Each issued and outstanding share of the common stock of Merger Sub shall be converted into and become one share of the common stock of the Surviving Corporation.

             (e) APPRAISAL RIGHTS. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration, and holders of such shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

         1.7 COMPANY OPTIONS, WARRANTS AND PURCHASE RIGHTS

             (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (the "Company Options") under the Company's 1992 Incentive Stock Plan, the Company's 1999 Stock Incentive Plan and the Company's 1997 Director Option Plan (the "Company Stock Option Plans"), whether or not then exercisable, shall be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that, unless otherwise provided by their respective terms as described in SECTION 1.7(a) of the Company Disclosure Schedule (as defined in Section 2), (i) each Company Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent shall issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent. The adjustments provided herein with respect to any Company Options that are "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code so as to preserve the benefits of such "incentive stock options."

             (b) At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (the "Company Warrants"), whether or not then exercisable, shall be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that, unless otherwise provided by their respective terms as described in
SECTION 1.7(b) of the Company Disclosure Schedule, (i) each Company Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. After the Effective Time, Parent shall issue to each holder of an outstanding Company Warrant a notice describing the foregoing assumption of such Company Warrants by Parent.

             (c) The Company shall amend its 1997 Employee Stock Purchase Plan (the "Company Purchase Plan") so that as of the Effective Time (i) the Company Purchase Plan is terminated and (ii) there are no outstanding rights of participants under the Company Purchase Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the Company Purchase Plan) that are necessary to give effect to this Section 1.7(c).

         1.8 CLOSING OF THE COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no further registration of transfers of shares of Company Common Stock shall thereafter be made. On or after the Effective Time, any certificates representing shares of Company Common Stock ("Certificates") presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.13.

         1.9 EXCHANGE OF CERTIFICATES.

             (a) Parent shall authorize American Stock Transfer & Trust Company to act as Exchange Agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to former record holders of shares of Company

Common Stock, instructions for surrendering their Certificates in exchange for the Merger Consideration.

             (b) Immediately after the Effective Time, Parent shall deliver to the Exchange Agent sufficient shares of Parent Common Stock to satisfy the Merger Consideration. After the Effective Time, upon receipt of Certificates for cancellation, together with a properly completed letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of, and title to, the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and other requested documents and in accordance with the instructions thereon, the holder of such Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Certificates so surrendered shall have been converted pursuant to Section 1.6(a) and (ii) a check in the amount of any cash due pursuant to Section 1.6(b). No interest shall be paid or shall accrue on any such amounts.

             (c) Until surrendered in accordance with the provisions of this
Section 1.9, each Certificate shall represent for all purposes only the right to receive Merger Consideration and, if applicable, amounts under Section 1.13. Shares of Parent Common Stock into which shares of Company Common Stock shall be converted in the Merger at the Effective Time shall be deemed to have been issued at the Effective Time. If any certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Beginning the date which is six months following the Effective Time, Parent shall act as the Exchange Agent and thereafter any holder of an unsurrendered Certificate shall look solely to Parent for any amounts to which such holder may be due, subject to applicable law. Notwithstanding any other provisions of this Agreement, any portion of the Merger Consideration remaining unclaimed immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

         1.10 NO LIABILITY. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares (or dividends or distributions with respect thereto) or cash payments delivered to a public official pursuant to any applicable escheat, abandoned property or similar law.

         1.11 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, applicable certificates representing shares of Parent Common Stock, cash in lieu of fractional shares and any amounts due pursuant to Section 1.13.

         1.12 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

         1.13 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividend or other distribution declared with respect to Parent Common Stock with a record date after the date during which the Effective Time occurs shall be paid to holders of unsurrendered Certificates until such holders surrender such Certificates. Upon the surrender of such Certificates in accordance with Section 1.9, there shall be paid to such holders, promptly after such surrender, the amount of dividends or other distributions, without interest, declared with a record date after the date during which the Effective Time occurs and not paid because of the failure to surrender such Certificates for exchange.

         1.14 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         1.15 PURCHASE OF COMMON STOCK. Pursuant to that certain stock purchase agreement dated as of the date hereof, Arthur J. Coury (the "Selling Stockholder") has agreed to sell to Parent immediately prior to the Effective Time and Parent has agreed to Purchase from the Selling Stockholder, 10,000 shares of Company Common Stock for an aggregate amount in cash (rounded to the nearest whole cent) determined by multiplying 10,000 by the average of the high and low per share trading prices of Parent Common Stock as reported by the Nasdaq National Market on the trading day on which the Effective Time occurs.

             SECTION 2 - REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as set forth on the disclosure schedule delivered by the Company to Parent on the date hereof (the "Company Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Company hereby makes the following representations and warranties to Parent and Merger Sub:

         2.1 ORGANIZATION AND QUALIFICATION.

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. The Company is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company (a "Company Material Adverse Effect").

             (b) The Company has previously provided to Parent true and complete copies of the charter and bylaws of the Company as presently in effect, and the Company is not in default in the performance, observation or fulfillment of any provision of its charter or by-laws.

         2.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Company has the corporate power and authority to enter into, execute and deliver this Agreement and, subject, in the case of consummation of the Merger, to the adoption of this Agreement by the holders of Company Common Stock, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. No other action on the part of the Company is necessary to consummate the transactions contemplated hereby (other than adoption of this Agreement by the holders of Company Common Stock). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

         2.3 CAPITALIZATION AND TITLE TO SHARES

             (a) The Company is authorized to issue 50,000,000 shares of Company Common Stock, of which 17,364,401 shares were issued and outstanding as of March 31, 2001. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights.

             (b) The Company has reserved an aggregate of 4,275,000 shares of Company Common Stock for issuance under all of the Company Stock Option Plans. Company Options to purchase 2,048,695 shares of Company Common Stock were outstanding as of March 31, 2001. SECTION 2.3 of the Company Disclosure Schedule includes a true and complete list of all Company Options with vesting schedules and exercise prices. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished previously to Parent. Except as indicated in SECTION 2.3 of the Company Disclosure Schedule, the Company is not obligated to accelerate the vesting of any Company Options as a result of the Merger.

             (c) Company Warrants to purchase 43,782 shares of Company Common Stock were outstanding as of March 31, 2001. SECTION 2.3 of the Company Disclosure Schedule includes a true and complete list of all outstanding warrants with vesting schedules and exercise prices. True and complete copies of all instruments (or the forms of such instruments) referred to in this section have been furnished previously to Parent.

             (d) The Company has reserved 200,000 shares of Company Common Stock for future issuance under the Company Purchase Plan through December 31, 2001.

             (e) The Company is authorized to issue 5,000,000 shares of preferred stock ("Company Preferred Stock"), none of which are issued and outstanding.

             (f) Except for (i) shares indicated as issued and outstanding on March 31, 2001 in Section 2.3(a), and (ii) shares issued after March 31, 2001, upon (A) the exercise of outstanding Company Options listed in SECTION 2.3 of the Company Disclosure Schedule or granted in compliance with the terms of this Agreement, (B) the exercise of outstanding Company Warrants listed in SECTION
2.3 of the Company Disclosure Schedule, or (C) the exercise of purchase rights in accordance with the Company Purchase Plan and in an amount not in excess of the number indicated as reserved for such purpose in Section 2.3(d), there are not as of the date hereof, and at the Effective Time there will not be, any shares of Company Common Stock issued and outstanding.

             (g) The Company's authorized capital stock consists solely of the Company Common Stock described in Section 2.3(a) and the Company Preferred Stock described in Section 2.3(e). There are not as of the date hereof, and at the Effective Time there will not be, authorized or outstanding any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement, other than Company Options listed in SECTION 2.3 of the Company Disclosure Schedule or granted in compliance with the terms of this Agreement, Company Warrants listed in SECTION
2.3 of the Company Disclosure Schedule, rights to purchase shares of Company Common Stock pursuant to the Company Purchase Plan, Stock Purchase Agreement, dated as of October 21, 1999, by and between the Company and Parent (the "Stock Purchase Agreement"), as modified by the Letter Agreement by and between Parent and the Company dated as of the date hereof (the "Letter Agreement") (as so modified, the "Modified Stock Purchase Agreement") and the Rights. To the best knowledge of the Company, except as contemplated hereby, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company.

             (h) The Company does not beneficially own any shares of capital stock of Parent.

             (i) The Company has no outstanding bonds, debentures, notes or other indebtedness which have the right to vote on any matters on which stockholders may vote.

             (j) No Company stockholders have appraisal rights in connection with, or as a result of, the Merger or other matters contemplated hereby.

         2.4 COMPANY SUBSIDIARIES AND COMPANY JOINT VENTURES.

             (a) The Company has no Subsidiaries. The term "Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which the Company or any Subsidiary is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by the Company.

             (b) The Company holds no interests in a Joint Venture. The term "Joint Venture" means any corporation or other entity (including partnerships, limited liability companies and other business associations) that is not a Subsidiary and in which the Company owns an equity interest (other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or other equity of any such entity).

         2.5 SEC REPORTS. The Company previously has made available to Parent
(i) its Annual Report on Form 10-K for the year ended December 31, 2000 (the "Company 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), (ii) all proxy statements relating to the Company's meetings of stockholders held or to be held after December 31, 2000 and (iii) all other periodic reports filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 2001 (together with the periodic reports filed by the Company with the SEC under the Exchange Act prior to the Effective Time, the "Company SEC Reports"). As of their respective dates the Company SEC Reports complied, and all Company SEC Reports filed by the Company with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects, with applicable SEC requirements and did not, or in the case of Company SEC Reports filed on or after the date hereof will not, when filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company (i) has been subject to the requirements of Section 12 of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14, or 15(d) of the Exchange Act, for a period of at least thirty-six calendar months immediately preceding the date hereof; (ii) has filed in a timely manner all reports required to be filed under the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the date hereof, and
(iii) will timely file with the SEC all reports required to be filed under the Exchange Act between the date of this Agreement and the Closing Date.

         2.6 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Company 10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein, and present fairly, in all material respects, the consolidated financial condition and results of operations of the Company as of and for the periods presented therein.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As at December 31, 2000, the Company had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 2000 (or the notes thereto) included in the Company 10-K (the "Company Balance Sheet") that were not adequately reflected or reserved against on the Company Balance Sheet. The Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, other than liabilities (i) adequately reflected or reserved against on the Company Balance Sheet, (ii) included in SECTION 2.7 of the Company Disclosure Schedule or (iii) incurred since December 31, 2000 in the ordinary course of business.

         2.8 ABSENCE OF ADVERSE CHANGES.

             (a) Since December 31, 2000, there has not been any change, event or circumstance that has had, or is reasonably likely to have, a Company Material Adverse Effect.

             (b) There has not been any action taken by the Company during the period from December 31, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1.

         2.9 COMPLIANCE WITH LAWS.

             (a) The Company has all licenses, permits, franchises, orders, exemptions, clearances or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of its business as currently conducted (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any Permit.

             (b) The Company is not in violation of and has no liabilities, whether accrued, absolute, contingent or otherwise, under any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, except for violations of or liabilities under any of the foregoing which could not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

             (c) The Company's activities related to the manufacture, testing, distribution, holding and/or marketing of each product or product candidate subject to the United States Food and Drug Administration's (the "FDA") jurisdiction under the Federal Food, Drug, and Cosmetic Act (the "FDCA") are in compliance in all material respects with all applicable requirements under the FDCA including, but not limited to, those relating to sponsor obligations for products under an investigational device exemption, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, and filing of reports.

             (d) The Company has, prior to the execution of this Agreement, provided to Parent copies of all documents in its possession material to assessing compliance with the FDCA and its implementing regulations, including, but not limited to, copies of (i) all warning letters, notices of adverse findings and similar correspondence received in the last three years,
(ii) all audit reports performed during the last three years, and (iii) any document concerning any significant oral or written communication received from the FDA in the last three years.

             (e) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign law.

         2.10 ACTIONS AND PROCEEDINGS. Except as could not reasonably be expected to have a Company Material Adverse Effect, there are no outstanding orders, judgments, injunctions, decrees or similar requirements of any court, arbitrator or governmental or regulatory body against the Company, or any of its assets or properties. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its securities, assets or properties. To the best knowledge of the Company, except as disclosed in the Company SEC Reports, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that, individually or in the aggregate, could be reasonably expected to have a Company Material Adverse Effect or materially interfere with the Company's ability to consummate the transactions contemplated hereby.

         2.11 CONTRACTS AND OTHER AGREEMENTS.

             (a) The Company is not a party to and is not bound by and neither it nor its properties are subject to, any contract or other agreement required to be disclosed in a Form 10-K, Form 10-Q or Form 8-K of the SEC which is not disclosed in the Company 10-K. All of such contracts and other agreements and all of the contracts required to be set forth in SECTION 2.11 of the Company Disclosure Schedule are valid, subsisting, in full force and effect, binding upon the Company, and, to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company has paid in full or accrued all amounts now due from it thereunder, and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for and is not in default under any of them, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults which individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect. True and complete copies of all of the contracts and other agreements referred to in this Section 2.11 have been provided previously to Parent.

             (b) SECTION 2.11 of the Company Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by or to it or its assets or properties are bound or subject:

                 (i) any agreement (A) involving research, development or the license of Proprietary Rights (as defined in Section 2.12), (B) granting a right of first refusal, or right of first offer or comparable right with respect to Proprietary Rights, (C) providing for the payment or receipt by the Company of milestone payments or royalties, or (D) that individually requires aggregate expenditures by the Company in any one year of more than $100,000;

                 (ii) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $100,000;

                 (iii) any agreement of surety, guarantee or indemnification that involves potential obligations in excess of $100,000;

                 (iv) any agreement that limits or restricts the Company or any of its affiliates or successors in competing or engaging in any line of business, in any therapeutic area, in any geographic area or with any person;

                 (v) any interest rate, equity or other swap or derivative instrument; or

                 (vi) any agreement obligating the Company to register securities under the Securities Act of 1933, as amended (the "Securities Act");

             (c) No executive officer or director of the Company has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of the Company (except as a stockholder), any competitor, customer, supplier or agent of the Company or any person that is currently a party to any material contract or agreement with the Company.

             (d) The Company owns no real property.

             (e) The Distribution, License and Supply Agreement dated January 2, 1997, between the Company and Ethicon, Inc. shall terminate effective as of July 5, 2001.

         2.12 INTELLECTUAL PROPERTY. Except as disclosed in SECTION 2.12 of the Company Disclosure Schedule, the Company owns or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets and copyrights (and, to the Company's knowledge, all other technology and intellectual property), and all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights to the Company relating to any of the foregoing that are material to its business as presently conducted or as presently contemplated by the Company to be conducted (collectively, the "Proprietary Rights"). A list of all copyrights, trademarks, servicemarks, tradenames and patents and patent applications owned by or licensed to the Company has been delivered previously to Parent and is included in SECTION 2.12 of the Company Disclosure Schedule. All patents, registered trademarks and registered copyrights set forth on the list referred to above have not been found invalid or unenforceable and are subsisting (that is, not abandoned, expired or cancelled) and are not subject to any taxes, maintenance fees or annuities falling due within 45 days of April 23, 2001. The Company is not aware that the business of the Company infringes upon the proprietary rights of others, nor has the Company received any notice or claim of infringement from any third party. The Company is not aware of any existing or threatened infringement by any third party of, or any competing claim of right to use or own any of, the Proprietary Rights. Except as disclosed in
SECTION 2.12 of the Company Disclosure Schedule, the Company has the unencumbered right to sell its products and services (whether now offered for sale or in clinical trials) free from any royalty or other obligations to third parties. To the Company's knowledge, none of the activities of the employees of the Company on behalf of the Company violates any agreement or arrangement which any such employees have with former employers. The policies and procedures of the Company designed to establish and protect the Proprietary Rights are described in SECTION 2.12 of the Company Disclosure Schedule. All employees and consultants of the Company who contributed to the discovery or development of any of the Proprietary Rights owned by the Company did so either (a) within the scope of his or her employment or consultancy such that, in accordance with applicable law, all Proprietary Rights arising therefrom became the exclusive property of the Company or (b) pursuant to written agreements assigning all Proprietary Rights arising therefrom to the Company.

         2.13 INSURANCE. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other material insurance held by or on behalf of the Company are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company and are in material conformity with the requirements of all leases or other agreements to which the Company is a party and, to the best knowledge of the Company, are valid and enforceable in accordance with their terms. The Company is not in material default with respect to any provision contained in such policy or binder nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no material outstanding unpaid claims under any such policy or binder. The Company has not has received notice of cancellation or non-renewal of any such policy or binder. SECTION 2.13 of the Company Disclosure Schedule sets forth a true and complete list of all policies or binders of fire, liability, product liability and directors and officers' insurance held by or on behalf of the Company.

         2.14 COMMERCIAL RELATIONSHIPS. The Company's relationships with its material suppliers, collaborators, licensors and licensees are generally good commercial working relationships. No such entity has canceled or otherwise terminated its relationship with the Company or has during the last twelve months, materially altered its relationship with the Company. The Company does not know of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially modify its relationship with the Company.

         2.15 TAX MATTERS.

              (a) For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all United States federal, state, and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments in the nature of taxes, together with all interest, penalties, and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes.

              (b) All Tax Returns required to be filed on or before the date hereof by or with respect to the Company have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by the Company for taxable periods covered by such Tax Returns, whether or not shown on any Tax Return, have been paid. The Company files Tax Returns in all jurisdictions where it is required to so file, and no claim has ever been made by any taxing authority in any other jurisdiction that the Company is or may be subject to taxation by that jurisdiction.

             (c) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable.

             (d) No audit is currently pending with respect to any Tax Return of the Company, nor is the Company aware of any information which suggests that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against the Company, which deficiency has not been paid in full. No issue relating to any Taxes has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of the Company for any subsequent period.

             (e) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period, no power of attorney granted by or with respect to the Company relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of the Company is in force. The Company has delivered to Parent complete and correct copies of all income Tax Returns, audit reports and statements of deficiencies for each of the last three taxable years filed by or issued to or with respect to the Company.

             (f) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has, in accordance with generally accepted accounting principles, made due and sufficient accruals for such Taxes in the Company's books and records.

             (g) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its assets or properties.

             (h) The Company has not been and is not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment or withholding of Taxes, and all withholding and payroll Tax requirements required to be complied with by the Company up to and including the date hereof have been satisfied.

             (i) The Company is not and has never been a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. The Company has no liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

             (j) There is no contract or agreement, plan or arrangement obligating the Company to make any payment that would not be deductible by reason of Section 162(m) or 280G of the Code. The Company has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

             (k) The Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         2.16 EMPLOYEE BENEFIT PLANS.

             (a) SECTION 2.16 of the Company Disclosure Schedule sets forth a complete list of all pension, savings, profit sharing, retirement, deferred compensation, employment, welfare, fringe benefit, insurance, short and long term disability, incentive, bonus, stock, vacation pay, severance pay and similar plans, programs or arrangements (the "Plans"), including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by the Company or to which the Company is a party or required to contribute.

             (b) The Company has delivered or made available to Parent current, accurate and complete copies of (i) each Plan that has been reduced to writing and all amendments thereto, (ii) a summary of the material terms of each Plan that has not been reduced to writing, including all amendments thereto, (iii) the summary plan description for each Plan subject to Title I of ERISA, and in the case of each other Plan, any similar employee summary (including but not limited to any employee handbook description), (iv) for each Plan intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, the most recent determination letter or exemption determination issued by the Internal Revenue Service ("IRS"), (v) for each Plan with respect to which a Form 5500 series annual report/return is required to be filed, the most recently filed such annual report/return and annual report/return for the two preceding years, together with all schedules and exhibits, (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connections with any Plan, (vii) copies of any correspondence from the IRS, Department of Labor ("DOL") or other U.S. government agency or department relating to an audit or an asserted or assessed penalty with respect to a Plan or relating to requested relief from any liability or penalty (including, but not limited to, any correspondence relating to the IRS's VCP, VCO, EPCRS, APRSC, VCR, CAP, Walk-in Cap or other similar programs or the DOL's amnesty programs for late filers and non-filers or for correcting fiduciary breaches), (viii) for each Plan that is a defined benefit pension plan, copies of the most recent actuarial valuation report and actuarial valuation report for the two preceding years, (ix) for each Plan that is intended to be qualified under Code Section 401(a), copies of compliance testing results (nondiscrimination testing (401(a)(4), ADP, ACP, multiple use), 402(g), 415 and top-heavy tests) for the most recent plan year and three preceding plan years, and (x) copies of COBRA and HIPAA forms and notices used for each Plan that is a group health plan. No employee benefit handbook or similar employee communication relating to any Plan nor any written communication of benefits under such Plan describes the Plan in a manner materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been delivered pursuant to the preceding sentence.

             (c) There is no entity (other than the Company) that together with the Company would be treated as a single-employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. The Company has never maintained, contributed to or incurred any liability under any "multi-employer plan" as defined in Section 4001(a)(3) of ERISA or a "multiple employer plan" as defined in Section 413(c) of the Code. The Company has not incurred any material liability which has not been satisfied under Sections 4062, 4063 or 4201 of ERISA.

             (d) Each Plan maintained by the Company which is intended to be qualified under either Section 401(a) or 501(c)(9) of the Code ("Qualified Plans") is so qualified. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the knowledge of the Company, nothing has been done or not done with respect to any Plan that could result in any material liability on the part of the Company under Title I of ERISA or Chapter 43 of the Code. All reports, forms and notices required to be filed with respect to each Plan, including without limitation Form 5500 series annual reports/returns and PBGC Form 1s, have been timely filed. All contributions, premiums and other amounts due to or in connection with each Plan under the terms of the Plan or applicable law have been timely made, and provision has been made on the balance sheet included in the Company 10-Q for such contributions, premiums and other amounts that were due as of the date of the balance sheet but were attributable to service before such date.

             (e) No "reportable event" as defined in Section 4043 of ERISA has occurred with respect to any Plan subject to Title IV of ERISA for which reporting has not been waived. With respect to each Plan subject to Title IV of ERISA, such Plan has no unfunded benefit liabilities and such Plan could be terminated in a "standard termination" under Section 4041(b) of ERISA on or before the Effective Time without any additional contribution from any contributing employer (but disregarding any other prerequisites for terminating such Plan). With respect to each Plan subject to Section 412 of the Code, there is no accumulated funding deficiency (whether or not waived) under such Plan.

             (f) All claims for benefits incurred by employees on or before the Closing Date are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or Section 601 et seq. of ERISA, other applicable law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing benefits after termination of employment.

             (g) Except as set forth in paragraph (g) of SECTION 2.16 of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company pending or, to the Company's knowledge, threatened to be brought by or filed with any governmental entity based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as a "leased employee" within the meaning of Section 414(n) of the Code or an "independent contractor" rather than as an employee which complaints, charges or claims individually or in the aggregate are material to the Company, and, to the Company's knowledge, no conditions exist under which the Company could incur any material liability based on, arising from or in connection with any incorrect classifications of any such individuals.

             (h) Except for individual employment agreements, each Plan can be amended, modified or terminated without advance notice to or consent by any employee, former employee or beneficiary, except as required by law.

         2.17 EMPLOYEE RELATIONS.

             (a) The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or consultants. Upon termination of the employment of any employees, neither the Company nor Parent shall be liable, by reason of the Merger or anything done prior to the Effective Time, to any of such employees for severance pay or any other payments (other than accrued salary, vacation, sick pay or reimbursable expenses, which in the case of reimbursable expenses do not in the aggregate exceed $25,000 for all such employees, in accordance with normal policies). True and complete information as to all current directors and executive officers of the Company including name, current job title and compensation for each of the last three years has been made available previously to Parent.

             (b) The Company (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

             (c) No work stoppage or labor strike against the Company is pending or threatened. The Company is not involved in and, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, could reasonably be expected to result in material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act that, directly or indirectly, could reasonably be expected to result in material liability to the Company. The Company is not presently, and has not been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in SECTION 2.17 of the Company Disclosure Schedule and no collective bargaining agreement is being negotiated by the Company. No union organizing campaign or activity with respect to non-union employees of the Company is ongoing, pending or, to the best knowledge of the Company, threatened.

         2.18 ENVIRONMENTAL MATTERS.

             (a) The Company has not been notified that it is in violation of Environmental Laws, and to the Company's knowledge, the Company has not violated and is not in violation of Environmental Laws. To the Company's knowledge, the Company has not generated, used, handled, transported or stored any Hazardous Materials or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility except in full compliance with Environmental Laws. To the Company's knowledge, there has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of any Environmental Law at any site owned or operated by, or premises leased by, the Company during the period of the Company's ownership, operation or lease or, to the knowledge of the Company, prior thereto, nor has there been or is there threatened any Release of any Environmental Contaminants into, on, at or from any such site or premises, including without limitation into the ambient air, groundwater, surface water, soils or subsurface strata, during such period or, to the knowledge of the Company, prior thereto in violation of any Environmental Law or which created or will create an obligation to report or respond in any way to such Release. To the Company's knowledge, there is no underground storage tank or other container at any site owned or operated by, or premises leased by the Company or, to the knowledge of the Company, on any site formerly owned or operated by, or premises formerly leased by, the Company.

             (b) The Company has not received notification in any form that, and the Company has no knowledge that, any site currently or formerly owned or operated by, or premises currently or formerly leased by, the Company is the subject of any federal, state or local civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a Release or a threatened Release of any Environmental Contaminant. No such site or premises is listed, or to the Company's knowledge, proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as provided under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any comparable state or local governmental lists. The Company has not received written notification of, and the Company has no knowledge of, any potential responsibility of the Company pursuant to the provisions of (i) CERCLA, (ii) any similar federal, state, local or other Environmental Law, or
(iii) any order issued pursuant to the provisions of any such Environmental Law with respect to Environmental Contaminants used, manufactured, generated, stored, or treated at, transported from, or disposed of on, any site currently or formerly owned or operated by, or premises currently or formerly leased by, the Company.

             (c) The Company has obtained all permits required by Environmental Law necessary to enable them to conduct their respective businesses and are in compliance in all material respects with the permits.

             (d) The Company previously has furnished to Parent copies of any and all Environmental Documents (as defined below) in its possession, custody or control. For purposes of this Section, the term "Environmental Documents" shall mean environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials or Release of Environmental Contaminant, spill control plans and all other material correspondence, documents or communications with any governmental agency or other entity regarding the foregoing.

             (e) For purposes of this Agreement:

                 (i) "Environmental Laws" means any federal, state, local or foreign laws (including common law), regulations, codes, rules, orders, ordinances, permits, requirements and final governmental determinations pertaining to the environment, pollution or protection of human health, safety or the environment, as adopted or in effect in the jurisdictions in which the applicable site or premises are located, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Toxic Substance Control Act, 15 U.S.C.ss. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss. 1801 et seq.; the Atomic Energy Act, as amended 42 U.S.C.ss. 2011 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C.ss. 651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended 21 U.S.C. ss. 301 et seq. (insofar as it regulates employee exposure to Hazardous Substances), and any state or local statute of similar effect; and including without limitation any laws relating to protection of safety, health or the environment which regulate the use of biological agents or substances including medical or infectious wastes as any such laws have been amended;

                 (ii) "Environmental Contaminant" means Hazardous Materials, or any other pollutants, contaminants, toxic or constituent substances or waste radioactive substances, materials or special wastes, polychlorinated bi-phenals, or any other substance or material, in each case regulated by applicable Environmental Laws;

                 (iii) "Hazardous Materials" means (A) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "contaminants," "toxic chemicals," "toxins," "hazardous chemicals," "extremely hazardous substances," "pesticides," "oil" or related materials as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, radon, and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law; and

                 (iv) "Release" has the meaning specified in CERCLA.

         2.19 NO BREACH. Except for (a) filings with the SEC under the Exchange Act, (b) filing the Certificate of Merger with the Secretary of State of Delaware and (c) matters listed in SECTION 2.19 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company is a party or to which any of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to the Company or by which any of the Company's assets or properties is bound, (iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body, or (vi) result in the creation of any lien or other encumbrance on the assets or properties of the Company, excluding from the foregoing clauses (ii), (iii),
(iv), (v) and (vi) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, will not have a Company Material Adverse Effect or materially interfere with the ability of the Company to consummate the transactions contemplated hereby. Except as set forth in SECTION 2.19 of the Company Disclosure Schedule, the Company is not and will not be required to give any notice to or obtain any consent or waiver from any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid a modification or termination of, or a payment or default under a contract or agreement that is described in Section
2.11 or any other material contract or agreement with a third party.

         2.20 BOARD APPROVALS.

             (a) The Board of Directors of the Company, as of the date of this Agreement, has determined (i) that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) to propose this Agreement for adoption by the Company's stockholders and to declare the advisability of this Agreement, and (iii) to recommend that the stockholders of the Company adopt this Agreement.

             (b) The Company has taken all action necessary such that no restrictions contained in any "fair price," "control share acquisition," "business combination" or similar statute (including Section 203 of the DGCL) will apply to the execution, delivery or performance of this Agreement.

             (c) The Board of Directors has approved an amendment to the Preferred Shares Rights Agreement between the Company and Norwest Bank Minnesota N.A. (the "Company Rights Plan") so as to provide that (i) Parent will not become an "Acquiring Person" and (ii) no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Plan) will occur in each case, as a result of the approval, execution and delivery of this Agreement and the Voting Agreements and the consummation of the transactions contemplated by this Agreement and the Modified Stock Purchase Agreement.

         2.21 FINANCIAL ADVISOR.

             (a) The Company has received the opinion of Stephens Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock, a copy of which opinion has been made available to Parent.

             (b) Other than Stephens Inc., no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company, or any action taken by the Company. The Company previously has provided Parent with a copy of Stephens Inc.'s engagement letter.

         2.22 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement") will at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus included in the Registration Statement (the "Proxy Statement/Prospectus"), on the date it is first mailed to holders of Company Common Stock or at the time of the Company Stockholders Meeting (as defined in Section 4.6(b)), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for matters which relate solely with respect to Parent) will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

              SECTION 3 - REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth on the disclosure schedule delivered by Parent to the Company on the date hereof (the "Parent Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Parent and Merger Sub hereby make the following representations and warranties to the Company:

         3.1 ORGANIZATION AND QUALIFICATION.

             (a) Parent is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware and each has corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Parent is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not reasonably be expected to have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, results of operations or financial condition of Parent and its subsidiaries taken as a whole or Parent's Biosurgery Division, as such term is used in Parent's Articles of Organization (a "Parent Material Adverse Effect").

             (b) Parent has previously made available to the Company true and complete copies of the charter and by-laws of Parent and Merger Sub as presently in effect, and Parent and Merger Sub are not in default in the performance, observation or fulfillment of any provision of its respective charter or by-laws.

         3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Each of Parent and Merger Sub has the corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes their valid and binding obligation, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors and general principles of equity.

         3.3 CAPITALIZATION.

             (a) The authorized capital stock of Parent consists of 390,000,000 shares of common stock ("Genzyme Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share ("Genzyme Preferred Stock"). Of the Genzyme Common Stock, as of the date of this Agreement, 200,000,000 shares have been designated Genzyme General Division Common Stock ("GGD Common Stock"), 100,000,000 shares have been designated Genzyme Biosurgery Division Common Stock ("GBX Common Stock") and 40,000,000 shares have been designated Molecular Oncology Division Common Stock, $0.01 par value per share ("GMO Common Stock") and 50,000,000 shares have been undesignated as to series. As of March 1, 2001, 95,853,496 shares of GGD Common Stock were issued and outstanding, 36,400,580 shares of GBX Common Stock were issued and outstanding and 15,906,376 shares of GMO Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Genzyme's Preferred Stock are outstanding. Of the Genzyme Preferred Stock, as of the date of this Agreement, 2,000,000, 1,000,000 and 400,000 shares have been designated as Series A Junior Participating Preferred Stock, Series B Junior Participating Preferred Stock, and Series C Junior Participating Preferred Stock, respectively, and reserved for issuance under Genzyme's Rights Plan. Each share of GBX Common Stock is entitled to 0.14 votes at any meeting at which members of Parent's board of directors may be elected; each share of GGD Common Stock is entitled to 1.0 votes at any meeting at which members of Parent's board of directors may be elected; and each share of GMO Common Stock is entitled to 0.14 votes at any meeting at which members of Parent's board of directors may be elected.

             (b) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $0.01 par value per share, all of the outstanding shares of which are held by Parent.

             (c) Without giving effect to the Voting Agreements, this Agreement or the Modified Stock Purchase Agreement, Parent beneficially owns 3,851,806 shares of Company Common Stock (the "Parent Company Shares") as of the date of this Agreement.

         3.4 SEC REPORTS. Parent previously has made available to the Company
(i) its Annual Report on Form 10-K for the year ended December 31, 2000 ("Parent 10-K"), (ii) all proxy statements relating to Parent's meetings of stockholders held after December 31, 2000 and (iii) all other periodic reports filed by Parent with the SEC under the Exchange Act since January 1, 2001 (together with the periodic reports filed by Parent with the SEC under the Exchange Act prior to the Effective Time, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied, and all periodic reports filed by Parent with the SEC under the Exchange Act between the date of this Agreement and the Closing Date will comply, in all material respects with applicable SEC requirements and did not, and in the case of Parent SEC Reports filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Between the date of this Agreement and the Closing Date Parent will timely file with the SEC all periodic reports required to be filed by it under the Exchange Act.

         3.5 FINANCIAL STATEMENTS. The consolidated financial statements contained in the Parent 10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Parent and its consolidated subsidiaries as of and for the periods presented therein. The financial statements of Genzyme Biosurgery contained in the Parent 10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise indicated therein and fairly present in all material respects the combined financial condition, results of operations and cash flows of Genzyme Biosurgery as of and for the periods presented therein.

         3.6 ACTIONS AND PROCEEDINGS. Except as could not reasonably be expected to have a Parent Material Adverse Effect, there are no outstanding orders, judgments, injunctions, decrees or similar requirements of any court, arbitrator or governmental or regulatory body against Parent, or any of its assets or properties. Except as set forth in the Parent SEC Reports filed prior to the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of Parent, threatened against Parent that individually or in the aggregate could reasonably be expected to have a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated hereby. To the best knowledge of Parent, except as disclosed in the Parent SEC Reports, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that, individually or in the aggregate, is reasonably expected to have a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated hereby.

         3.7 INTELLECTUAL PROPERTY. Parent owns, or is licensed to use, or otherwise has the right to use, all patents, trademarks, servicemarks, tradenames, trade secrets, franchises and copyrights, and all applications for any of the foregoing necessary for the conduct of its business except (a) to the extent failure to have such ownership or licenses is not reasonably expected to have a Parent Material Adverse Effect or (b) as disclosed in the Parent SEC Reports.

         3.8 NO BREACH. Except for (a) filings under the Securities Act, (b) filings under the Exchange Act, (c) filings with the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts and (d) the matters listed in SECTION 3.8 of the Parent Disclosure Schedule, the delivery and performance of this Agreement by Parent and Merger Sub and consummation by each of them of the transactions contemplated hereby will not (i) violate any provision of the charter or by-laws of Parent or Merger Sub, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Parent or Merger Sub is party or to which either of them or any of their assets or properties is bound or subject, (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Parent or Merger Sub or by which any of their assets or properties is bound, (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or
(v) result in the creation of any lien or other encumbrance on the assets or properties of Parent or Merger Sub, excluding from the foregoing clauses (ii),
(iii), (iv) and (v) violations, breaches and defaults which, and filings, notices, permits, consents and approvals the absence of which, in the aggregate, will not have a Parent Material Adverse Effect or will not materially interfere with Parent's ability to consummate the transactions contemplated hereby.

         3.9 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information supplied or to be supplied by Parent for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to holders of Company Common Stock or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement/Prospectus (except for matters which relate solely with respect to the Company) will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

         3.10 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         3.11 ABSENCE OF UNDISCLOSED LIABILITIES AND ADVERSE CHANGES. As at December 31, 2000, Parent had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the balance sheet dated December 31, 2000 (or the notes thereto) included in the Parent 10-K (the "Parent Balance Sheet") that were not adequately reflected or reserved against on the Parent Balance Sheet. As of the date of this Agreement, Parent has no such liabilities other than liabilities
(i) adequately reflected or reserved against on the Parent Balance Sheet, (ii) included in SECTION 3.11 of the Parent Disclosure Schedule, (iii) incurred since December 31, 2000 in the ordinary course of business or (iv) that could not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there has not been any change, event or circumstance since December 31, 2000 that has had, or is reasonably likely to have, a Parent Material Adverse Effect.

                      SECTION 4 - COVENANTS AND AGREEMENTS

         4.1 CONDUCT OF BUSINESS. Except with the prior written consent of Parent and except as otherwise contemplated herein or referred to in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Closing Date, the Company shall observe the following covenants:

             (a) AFFIRMATIVE COVENANTS PENDING CLOSING. The Company shall:

                 (i) PRESERVATION OF PERSONNEL. Use reasonable commercial efforts to preserve intact and keep available the services of present employees of the Company;

                 (ii) INSURANCE. Use reasonable commercial efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                 (iii) PRESERVATION OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable commercial efforts to preserve the business of the Company, advertise, promote and market the Company's business activities in accordance with past practices over the last twelve months, keep the Company's properties intact, preserve its goodwill and business, maintain all physical properties in such operating condition as will permit the conduct of the Company's business on a basis consistent with past practice, and perform and comply in all material respects with the terms of the contracts referred to in
Section 2.11.

                 (iv) INTELLECTUAL PROPERTY RIGHTS. Use best efforts to preserve and protect the Proprietary Rights;

                 (v) ORDINARY COURSE OF BUSINESS. Except as contemplated hereby, operate the Company's business solely in the ordinary course consistent with past practices;

                 (vi) COMPANY OPTIONS AND WARRANTS. Take all actions necessary under the Company Stock Option Plans or otherwise to provide for the treatment of Company Options and Company Warrants as specified in Section 1.7, provided, however, that Parent shall have the right to approve any agreements to modify terms of the underlying instruments; and

                 (vii) FDA MATTERS. Notify and consult with Parent immediately
(A) after receipt of any material communication from the FDA and before giving any material submission to the FDA, and (B) prior to making any material change to a study protocol, the addition of new trials, or a material change to the development timeline for any of its product candidates or programs.

             (b) NEGATIVE COVENANTS PENDING CLOSING. The Company shall not:

                 (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including its Proprietary Rights, other than sales or transfers in the ordinary course of business and in amounts not exceeding, in the aggregate, $50,000;

                 (ii) LIABILITIES. Incur indebtedness for borrowed money, obligation or liability or enter into any contracts or commitments involving potential payments to or by the Company in any single instance of $50,000 or more or in the aggregate of $100,000 or more;

                 (iii) COMPENSATION. Change the compensation payable to any officer, director, employee, agent or consultant; or enter into any employment, severance or other agreement with any officer, director, employee, agent or consultant of the Company, or adopt, or increase the benefits under, any employee benefit plan, except, in each case, as required by law, in accordance with existing agreements or in the ordinary course of business consistent with past practice;

                 (iv) CAPITAL STOCK. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock, except upon the exercise of convertible securities outstanding on the date of this Agreement and disclosed herein or granted in compliance with the terms of this Agreement or the Company's rights under the Modified Stock Purchase Agreement;

                 (v) CHARTER AND BY-LAWS. Cause, permit or propose any amendments to the Certificate of Incorporation or By-laws of the Company;

                 (vi) ACQUISITIONS. Make, or permit to be made, any material acquisition of property or assets outside the ordinary course of business;

                 (vii) CAPITAL EXPENDITURES. Authorize any single capital expenditure in excess of $50,000 or capital expenditures which in the aggregate exceed $100,000;

                 (viii) ACCOUNTING POLICIES. Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it or restate, or become obligated to restate, the financial statements included in the Company 10-K;

                 (ix) TAXES. Make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, change annual tax accounting period, change any method of Tax accounting, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

                 (x) LEGAL. Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

                 (xi) EXTRAORDINARY TRANSACTIONS. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

                 (xii) PAYMENT OF INDEBTEDNESS. Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business;

                 (xiii) RIGHTS PLAN. Amend, modify or waive any provisions of the Company Rights Plan, or take any action to redeem the Rights or render the Rights inapplicable to any transaction other than the Merger;

                 (xiv) NEW AGREEMENTS/AMENDMENTS. Enter into or modify any material license, development, research or collaboration agreement with any other person or entity;

                 (xv) CONFIDENTIALITY AGREEMENTS. Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which the Company is a party; or

                 (xvi) OBLIGATIONS.  Obligate itself to do any of the foregoing.

             (c) CONTROL OF THE COMPANY'S BUSINESS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Time, Parent shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the Company, as is reasonably necessary or appropriate in connection with the transactions contemplated hereby. Any such access shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the Company's business and the Company shall cooperate fully therein. No investigation by Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement. The Company shall furnish the representatives of Parent during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives.

         4.3 EXPENSES. Except as provided in Section 8, the Company and Parent shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Prospectus/Proxy Statement.

         4.4 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the parties shall use reasonable commercial efforts to obtain all authorizations, consents and Permits of others, necessary or desirable to permit the consummation of the Merger on the terms contemplated by this Agreement.

         4.5 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company agrees to duly execute and deliver, and to use reasonable best efforts to cause any individual or entity listed as a co-owner of, or who otherwise has any power of attorney or other rights with respect to, any of the Proprietary Rights of the Company, to duly execute and deliver such further instruments and do and cause to be done such further actions and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that Parent may at any time and from time to time reasonably request to more effectively transfer ownership, control and/or administration of such Proprietary Rights to the Surviving Corporation. Each party shall use its respective reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion. Nothing in this Agreement shall require Parent or Merger Sub to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate, licensing or other disposition of, any assets of Parent or Merger Sub that are material relative to the Company, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason; provided however that for one year following the Effective Time, Parent shall not take, and shall take reasonable commercial efforts not to permit, any action within its control which would cause the acquisition of the Company Common Stock to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         4.6 PREPARATION OF DISCLOSURE DOCUMENTS

             (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare the Proxy Statement/Prospectus. The Company shall, in cooperation with Parent, file the Proxy Statement/Prospectus with the SEC and Parent shall, in cooperation with the Company, prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of Company and Parent shall use reasonable commercial efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Company shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate supplemental or amended proxy material, and, if required in connection therewith, resolicit proxies.

             (b) (i) The Company shall, as soon as practicable following the date the Registration Statement is declared effective, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the required stockholder vote with respect to this Agreement and (ii) unless otherwise required pursuant to the applicable fiduciary duties of the Board of Directors of the Company to the stockholders of the Company (as determined in good faith by the Board of Directors of the Company after consulting with outside counsel), (x) the Board of Directors of the Company shall give its unqualified recommendation that its stockholders adopt this Agreement and (y) the Company shall take all lawful action to solicit such adoption. No withdrawal, modification, change or qualification in the recommendation of the Board of Directors of the Company shall change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of the Company to present the Merger Agreement for adoption at the Company Stockholders Meeting. The Company agrees to give Parent written notice at least three business days prior to publicly indicating any withdrawal, modification, change or qualification in the recommendation of the Board of Directors of the Company; provided, however, that no such advance notice shall be required prior to such a public indication within three business days of the date scheduled for the Company Stockholders Meeting in the Proxy Statement/Prospectus.

             (c) Except as required by law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made by Parent or the Company without the approval of the other party (which shall not be unreasonably withheld or delayed). Each party shall advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         4.7 PUBLIC ANNOUNCEMENTS. The Company shall consult with Parent to get Parent's approval (which will not be unreasonably withheld), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law. Parent shall consult with the Company to get the Company's approval (which will not be unreasonably withheld), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law. Notwithstanding the foregoing, without prior consultation, each party (a) may communicate with financial analysts and media representatives in a manner consistent with its past practice and (b) may disseminate material substantially similar to material included in a press release or other document previously approved for external distribution by the other party. Each party agrees to promptly make available to the other party copies of any written communications made without prior consultation.

         4.8 AFFILIATE LETTERS. Prior to the Closing Date, the Company shall identify to Parent all persons who, at the time of the Company Stockholders Meeting, the Company believes may be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to provide Parent with such information as Parent shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Company. The Company shall use its reasonable best efforts to deliver to Parent prior to the Closing Date a letter from each of such affiliates identified by the Company and Parent in substantially the form attached hereto as EXHIBIT A (the "Affiliate Letters").

         4.9 NASDAQ LISTINGS. Prior to the Closing Date, if required, Parent shall file with Nasdaq a Notification for Listing of Additional Shares covering the shares of Parent Common Stock issuable in the Merger. Prior to the Closing Date, the Company shall take such actions as are necessary so that trading of Company Common Stock on the Nasdaq National Market ceases immediately prior to the Effective Time.

         4.10 NO SOLICITATION. The Company shall not, and shall cause each director, officer, employee, agent or other representative (including each financial advisor and attorney) of the Company not to, (a) solicit, initiate, facilitate, assist or encourage action by, or discussions with, any person, other than Parent, relating to the possible acquisition of the Company or of all of the assets or capital stock of the Company or, except in the ordinary course of business and in accordance with Section 4.1, of a material portion of the assets of the Company, or any merger, reorganization, consolidation, business combination, share exchange, tender offer, recapitalization, dissolution, liquidation or similar transaction involving the Company (a "Competing Transaction"), (b) participate in any negotiations regarding, or furnish information with respect to, any effort or attempt by any person to do or to seek any Competing Transaction or (c) grant any waiver or release under any standstill or similar agreement. Notwithstanding the foregoing, the Company and the Board of Directors of the Company shall be permitted (i) to comply with Rule 14d-9 and 14e-2(a) under the Exchange Act with regard to an Competing Transaction (to the extent applicable) and (ii) prior to the date on which the stockholders of the Company adopt the Merger Agreement, to engage in discussions or negotiations with, or provide information to, a person who makes an unsolicited BONA FIDE written proposal for an Competing Transaction if (and only if) (A) the Company is not in breach of its obligations under this Section 4.10,
(B) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisor) that the proposal is reasonably likely to lead to an Competing Transaction more favorable for the Company's stockholders than the Merger (including adjustment to the terms and conditions proposed by Parent in response to the proposal for the Competing Transaction),
(C) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel, who may be the Company's regularly engaged legal counsel) that engaging in such negotiations or discussions or providing such information is required by the directors' fiduciary duties under Delaware law and (D) prior to providing any information or data, the recipient delivers to the Company an executed confidentiality agreement with customary terms and conditions. The Company shall notify Parent promptly (and, in any case, within 24 hours) of any inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, it, or any of its directors, officers, employees, agents or other representatives concerning an Competing Transaction, indicating, in connection with such notice, the names of the parties and the material terms and conditions of any proposals or offers and, in the case of written materials, providing copies of such materials. The Company agrees that it will keep Parent informed, on a prompt basis (and, in any case, within 24 hours of any significant development), of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will cease and cause to be terminated any existing activities, discussions or negotiations with respect to any potential Competing Transaction or similar transaction or arrangement and request the return or destruction of all confidential information regarding the Company previously provided in connection with such activities, discussions or negotiations. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 4.10 of the obligations undertaken in this Section 4.10.

         4.11 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing Date, the Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event or circumstance the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate if made at such time and (b) any failure of the Company, Parent and Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         4.12 REGISTRATION OF CERTAIN SHARES. Promptly after the Effective Time, Parent shall file registration statements on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to Company Stock Options, and shall use reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

         4.13 COMPANY 401(k) PLAN. Except with the prior written consent of Parent, during the period from the date hereof to the Effective Time, the Company shall not (i) make any discretionary contribution to the Company 401(k) plan (the "Company 401(k) Plan") or (ii) make any required contribution to the Company 401(k) Plan in Company Common Stock. The Company shall terminate the Company 401(k) Plan as of the day immediately preceding the Closing Date. Within 30 days after the Closing Date, Parent shall cause its 401(k) plan (the "Parent 401(k) Plan") (i) to provide coverage to all employees of the Company who continue employment with Parent or the Surviving Corporation (the "Continuing Employees") after the Closing Date, (ii) to give credit to the Continuing Employees for service with the Company for purposes of determining participation and vesting under the Parent 401(k) Plan and (iii) to accept rollovers from the Company 401(k) Plan, including rollovers of loans, after the IRS has approved the termination of the Company 401(k) Plan.

         4.14 DIRECTORS AND OFFICERS INSURANCE POLICY.

             (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements disclosed in SECTION 2.11 of the Company Disclosure Schedule between the Company and its directors, officers, employees and agents as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Articles of Organization and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees and agents of the Company, unless such modification is required by law.

             (b) For a period of six years after the Effective Time, Parent will, or will cause the Surviving Corporation to, use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable (provided that Parent or the Surviving Corporation may maintain insurance policies where Parent's or the Surviving Corporation's retentions or deductibles under such policies are larger than the retentions or deductibles under the Company's insurance policies) to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 200% of such annual premium).

             (c) This Section 4.14 shall survive the consummation of the Merger, is intended to benefit Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties.

         4.15 EMPLOYEE BENEFIT MATTERS. Parent agrees that all Continuing Employees shall be eligible to participate in Parent's or the Surviving Corporation's health and welfare benefit plans; provided, however, that (i) nothing in this Section 4.15 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan, then the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans to substantially the same extent as similarly situated employees of Parent. For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any benefit plan or arrangement (other than a defined benefit plan) of Parent, the Surviving Corporation or any of their respective affiliates, Continuing Employees shall receive service credit, to the extent applicable under a comparable Parent plan or arrangement, for service with the Company, subject to offsets for previously accrued benefits and no duplication of benefits. For purposes of determining the applicability of any pre-existing conditions exclusion periods and waiting periods under any welfare benefit plans that Continuing Employees may be eligible to participate in after the Closing, such Continuing Employees shall receive service credit, to the extent applicable under a comparable Parent plan or arrangement; provided, however, that the provisions of this sentence shall be applied in compliance with the provisions of Chapter 100 of the Code and Subpart A of Part 7 of Subtitle B of Title I of ERISA.

         4.16 VOTING OF COMMON STOCK. At any meeting convened by the Company to consider and adopt the Merger Agreement, Parent shall cause all shares of Company Common Stock held by Parent or with respect to which Parent holds voting proxies to be duly and validly voted in favor of the Merger and the Merger Agreement and the transactions contemplated hereby.

         4.17 PROXY SOLICITOR. Upon Parent's request, the Company shall engage a proxy solicitor to assist in obtaining the required vote of the Company's stockholders to approve the Merger and the Merger Agreement.

              SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

         The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver by mutual consent of the other party, at or before the Effective Time, of each of the following conditions:

         5.1 STOCKHOLDER APPROVAL. The Company shall have obtained the vote of holders of Company Common Stock required to adopt this Agreement.

         5.2 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall remain effective and shall not be subject to a stop order at the Effective Time.

         5.3 ABSENCE OF ORDER. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Parent and the Company each agrees to use reasonable commercial efforts to have any such order or injunction lifted or stayed.

         5.4 REGULATORY APPROVALS. All approvals from governmental entities shall have been obtained; provided, however, that the conditions of this Section
5.4 shall not apply to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such failure to obtain such approval.

             SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                 PARENT AND MERGER SUB TO CONSUMMATE THE MERGER

         The obligations of Parent and Merger Sub to consummate the Merger are subject, to the fulfillment of the following conditions, any one or more of which may be waived by Parent:

         6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Company in this Agreement shall have been accurate as of the date of this Agreement and, other than representations and warranties made as of a particular date, shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifiers) except (other than representations and warranties set forth in Section 2.3) to the extent failure to be accurate, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The representation and warranties set forth in Section 2.3 shall be true and correct in all respects (other than DE MINIMIS variations) as of the Closing Date as if made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have delivered to Parent a certificate from its chief executive officer, dated the Closing Date, to the foregoing effect.

         6.2 CORPORATE CERTIFICATES. The Company shall have delivered a copy of the Certificate of Incorporation of the Company, as in effect immediately prior to the Closing Date, certified by the Delaware Secretary of State and a certificate, as of the most recent practicable date, of the Delaware Secretary of State as to the Company's corporate good standing.

         6.3 SECRETARY'S CERTIFICATE. The Company shall have delivered a certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (a) the incumbency of officers of the Company executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of the Company, as in effect on the Closing Date, and (c) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the applicable matters contemplated hereunder.

         6.4 CONSENTS. The Company shall have obtained waivers or consents, which shall remain in full force and effect, with respect to each agreement required to be disclosed in SECTION 2.19 of the Company Disclosure Schedule such that this Agreement and the consummation of the transactions contemplated hereby do not result in a modification or termination of, or a payment or default under, any such agreement.

         6.5 APPRAISAL RIGHTS. It shall be a further condition to Parent's obligation to consummate the Merger that holders of less than 10% of the outstanding shares of Company Common Stock shall have validly delivered a written demand for appraisal rights with respect thereto, and shall not have voted in favor of the Merger or otherwise failed to perfect or effectively withdrawn or lost such rights, all in accordance with Section 262 of the DGCL.

             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                        COMPANY TO CONSUMMATE THE MERGER

         The obligation of the Company to consummate the Merger is subject to the fulfillment of the following conditions, any one or more of which may be waived by it:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate as of the date of this Agreement and, other than representations and warranties made as of a particular date, shall be accurate as of the Closing Date as if made on and as of the Closing Date (without giving effect to any materiality or knowledge qualifiers) except to the extent failure to be accurate, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Parent and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have delivered to the Company a certificate from its chief financial officer, dated the Closing Date, to the foregoing effect.

         7.2 CORPORATE CERTIFICATE. Parent shall have delivered a copy of the Articles of Organization of the Parent, as in effect immediately prior to the Closing Date, certified by the Secretary of the Commonwealth of Massachusetts and a certificate, as of a recent date, of the Secretary of the Commonwealth of Massachusetts as to Parent's corporate good standing.

         7.3 CLERK'S CERTIFICATE. Parent shall have delivered a certificate of the Clerk of Parent, dated as of the Closing Date, certifying as to (a) the incumbency of officers of Parent executing documents executed and delivered in connection herewith, (b) a copy of the By-Laws of Parent, as in effect on the Closing Date, and (c) a copy of the resolutions of the Board of Directors of Parent authorizing and approving the applicable matters contemplated hereunder.

                 SECTION 8 - TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the stockholders of the Company adopt this Agreement:

             (a) by either the Company or Parent, by written notice to the other, if the Effective Time shall not have occurred on or before August 31, 2001; provided, however, that the right to terminate this Agreement under this
Section 8.1(a) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or other agreement under this Agreement has been the cause of, or resulted in the failure of, the Merger to occur on or before such date.

             (b) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Parent, if (x) a circumstance exists or circumstances exist such that the conditions to the Company's obligation to close that are set forth in Section 7.1 cannot be satisfied; provided, however, the Company shall not have a right to terminate this Agreement pursuant to this
Section 8.1(b), if within 20 business days after written notice from the Company specifying such circumstances in reasonable detail, Parent effects a change in the circumstance or circumstances such that the conditions to the Company's obligation to close that are set forth in Section 7.1 can be satisfied or (y) Parent shall not have purchased all shares of Company Common Stock that it is required to purchase in accordance with the terms of the Modified Stock Purchase Agreement;

             (c) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to the Company, if a circumstance exists or circumstances exist such that the conditions to Parent's obligation to close that are set forth in Section 6.1 cannot be satisfied; provided, however, Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(c), if within 20 business days after written notice from Parent, the Company effects a change in the circumstance or circumstances such that the conditions to the Company's obligation to close that are set forth in Section 6.1 can be satisfied;

             (d) by either Parent or the Company, by written notice to the other, if any governmental entity of competent jurisdiction shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction or other action shall have become final and non-appealable;

             (e) by either Parent or the Company, by written notice to the other, if the approval and adoption of this Agreement, and the approval of the Merger, by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefore or any adjournment thereof; provided however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the primary cause of the failure to receive such stockholder vote on or before such date;

             (f) by Parent, by written notice to the Company, if the Board of Directors of the Company (i) fails to include in the Proxy Statement/Prospectus its unqualified recommendation that the Company's stockholders vote to adopt this Agreement, (ii) withdraws or modifies or qualifies in any adverse manner its approval of, or its recommendation that its stockholders vote in favor of, such action or takes any action or makes any statement inconsistent with such approval or recommendation, (iii) adopts resolutions approving or otherwise authorizes or recommends an Alternative Transaction (as defined below) or (iv) fails to recommend against, or takes a neutral position with respect to, a tender or exchange offer in any position taken pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act;

             (g) at any time with the written consent of Parent and the Company; and

             (h) by the Company, at any time during the Out Period (as defined below), if as a result of a proposal for an Alternative Transaction, the Board of Directors of the Company shall have determined in good faith, after consultation with outside legal counsel, that the directors are obligated by their fiduciary duties in accordance with Delaware law to terminate this Agreement; provided, however, that it shall be a condition precedent to the termination of this Agreement pursuant to this Section that the Company shall have (1) given Parent notice of its intention to terminate at least 48 hours prior to such termination and (2) made the payment required by Section 8.3; the "Out Period" shall mean the 30 calendar day period beginning the 25th day after the Registration Statement is first filed with the SEC; provided, however, that there will be no Out Period if (x) the Registration Statement has been declared effective by the SEC prior to the 25th day after the Registration Statement is first filed or (y) in the first comment letter from the SEC regarding the Registration Statement, a majority of the substantive comments relate to the Company's Exchange Act filings incorporated by reference therein;

For purposes of this Agreement, an "Alternative Transaction" shall mean (other than the transactions contemplated by this Agreement or the Modified Stock Purchase Agreement) (1) an acquisition by a third party of a majority of the aggregate fair market value of the assets or of the voting power of the then outstanding shares of capital stock of the Company, or any merger, reorganization, consolidation, business, combination, share exchange, tender offer, recapitalization, dissolution, liquidation or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction.

             8.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of Parent, Merger Sub and the Company and their respective directors, officers or stockholders, except that (a) the provisions of this Section 8, Section 9, Section 4.3 relating to expenses, and Section 4.7 relating to publicity shall survive, and
(b) no such termination shall relieve any party from liability by reason of any willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

         8.3 TERMINATION FEE AND EXPENSE REIMBURSEMENT

             (a) If this Agreement is terminated by the Company pursuant to
Section 8.1(a), (e) or (h), or by Parent (i) pursuant to Section 8.1(e) or (f) or (ii) pursuant to Section 8.1(c) due to a breach of Section 4.1(b) or Section 4.10, then the Company shall pay to Parent in cash $600,000 (the "Fee"); provided, however, that the Fee shall not be owed if this Agreement is terminated pursuant to Section 8.1(a), (c) or (e) unless (A) following the date of this Agreement and prior to the termination of this Agreement, a person has publicly announced a proposal for a bona fide Alternative Transaction and (B) within nine months of the termination of this Agreement the Company either enters into a binding agreement for an Alternative Transaction or consummates an Alternative Transaction; provided, further, however, that if this Agreement is terminated by the Company pursuant to Section 8.1(a), the Fee shall not be owed if at the time the Agreement is terminated Parent has materially breached its obligations hereunder. If Parent terminates this Agreement pursuant to Section 8.1(f), the Company shall pay the Fee to Parent within one business day of Parent terminating this Agreement. If the Company terminates this Agreement pursuant to Section 8.1(h), the Company shall pay the Fee to Parent on the day that it terminates this Agreement. If Parent terminates this Agreement pursuant to Sections 8.1(c) or 8.1(e) or if the Company terminates this Agreement pursuant to Section 8.1(a) or (e) under circumstances in which the Fee is payable pursuant to the first sentence of this Section 8.3(a), the Company shall pay the Fee to Parent upon the earlier of the Company entering into a binding agreement for an Alternative Transaction or consummating an Alternative Transaction within the nine-month period.

             (b) Any payments required under this Section 8.3 shall be payable by the Company by wire transfer of immediately available funds to an account designated by Parent. If the Company fails to promptly make any payment required under this Section 8.3 and Parent commences a suit to collect such payment, the Company shall indemnify Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay the Company interest on the amount of the payment at the prime rate of Fleet National Bank (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 8.3.

         8.4 AMENDMENT. This Agreement may be amended at any time before or after adoption of this Agreement by the stockholders of the Company by an instrument signed by each of the parties hereto; provided, however, that after adoption of this Agreement by the stockholders of the Company, without the further approval of the stockholders of the Company, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided in Section 1.6, (b) alters or changes any term of the Articles of Organization of the Surviving Corporation or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company.

         8.5 WAIVER. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                           SECTION 9 - MISCELLANEOUS

         9.1 NO SURVIVAL. None of the representations and warranties of the Company, Parent or Merger Sub contained herein shall survive the Effective Time, and only those covenants and agreements contained herein that by their terms are to be performed after the Effective Time shall survive the Effective Time.

         9.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

             (a) if to Parent or Merger Sub, to:

                 Genzyme Corporation
                 One Kendall Square
                 Cambridge, Massachusetts 02139
                 Attn: President, Biosurgery
                 Telephone: (617) 252-7500
                 Facsimile: (617) 252-7600

                 with a copy to:

                 Palmer & Dodge LLP
                 One Beacon Street
                 Boston, Massachusetts  02108
                 Attn:  Paul M. Kinsella
                 Telephone: (617) 573-0100
                 Facsimile: (617) 227-4420

             (b) if to the Company, to:

                 Focal, Inc.
                 4 Maguire Road
                 Lexington, Massachusetts 02421
                 Attn: President
                 Telephone: (781) 280-7800
                 Facsimile: (781) 280-7802

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                 with a copy to:

                 Hale and Dorr LLP
                 60 State Street
                 Boston, MA  02109
                 Attn: Steven D. Singer
                 Telephone: (617) 526-6000
                 Facsimile: (617) 526-5000

Any party may by notice given in accordance with this Section 9.2 to the other parties designate another address or person for receipt of notices hereunder.

         9.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Merger and related transactions, and supersede all prior agreements, written or oral, between the parties with respect thereto. Except as otherwise provided in the Letter Agreement, this Agreement shall have no effect whatsoever upon the Stock Purchase Agreement, which shall survive the execution of this Agreement and any termination of this Agreement.

         9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of the State of Delaware apply to the Merger and the rights of the Company stockholders relative to the Merger.

         9.5 BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

             (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

             (b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent, Merger Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.6 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         9.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in

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

full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.9 SUBMISSION TO JURISDICTION; WAIVER. Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the Commonwealth of Massachusetts and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         9.10 ENFORCEMENT. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         9.11 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND COMPANY HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

                             FOCAL, INC.

                             By /s/ Ronald S. Rudowsky
                                -----------------------------------------------
                                Ronald S. Rudowsky
                                President and Chief Executive Officer

                             GENZYME CORPORATION

                             By /s/ Earl M. Collier, Jr.
                                -----------------------------------------------
                                Earl M. Collier, Jr.
                                Executive Vice President; President, Biosurgery

                             SAMMY MERGER CORP.

                             By /s/ Earl M. Collier, Jr.
                                -----------------------------------------------
                                Earl M. Collier, Jr.
                                Executive Vice President